UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2013

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2013, the Board of Directors of Genuine Parts Company, Inc. (the "Company") amended and restated the Company’s By-Laws effective on that date.

A new Section 3.4 of Article Three was added to the By-Laws to amend and move from the Company’s Corporate Governance Guidelines to the By-Laws the procedures for a shareholder to make nominations for director at an annual or special meeting of shareholders. The amendments were effective immediately upon adoption.

A copy of the Amended and Restated By-laws of the Company is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On November 18, 2013, the Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of $.5375 per share on the Company's common stock. The dividend is payable January 2, 2014 to shareholders of record December 6, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2 Amended and Restated By-Laws of Genuine Parts Company
99.1 Press Release dated November 18, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

November 18, 2013	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Genuine Parts Company
99.1	Press Release dated November 18, 2013